UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2012, The Wendy’s Company (the “Company”) and TASCO, LLC (“TASCO”) entered into an Amended and Restated Aircraft Lease Agreement (the “Lease”). TASCO is an affiliate of Trian Fund Management, L.P. (“Trian Partners”). Trian Partners is a management company for various investment funds and accounts, whose principals are Nelson Peltz, Peter W. May and Edward P. Garden. Messrs. Peltz, May and Garden are members of the Board of Directors of the Company. Mr. Peltz is non-executive Chairman and former Chief Executive Officer of the Company, Mr. May is non-executive Vice Chairman and former President and Chief Operating Officer of the Company and Mr. Garden is a director and former Vice Chairman of the Company. Messrs. Peltz, May and Garden beneficially own in the aggregate shares of the Company’s outstanding common stock that represent approximately 27.6% of the Company’s total voting power.

The Lease provides that the Company will lease a corporate aircraft owned by the Company on an exclusive basis to TASCO from August 1, 2012 until January 5, 2014. All expenses related to the ownership, maintenance and operation of the aircraft will be paid by TASCO, subject to the limitation that if the amount of annual ongoing maintenance, hangar, insurance and other expenses, or the estimated amount of other scheduled maintenance expenses, exceeds the amounts stated in the Lease, then TASCO can either pay such amounts or terminate the Lease. In addition, if extraordinary and/or unscheduled repairs and/or maintenance for the aircraft become necessary and the estimated cost thereof exceeds the amount stated in the Lease, then TASCO can either pay such amounts or terminate the Lease. In the event of termination, TASCO will not be obligated to perform or pay for such repairs and/or maintenance following the date of termination.

The Company had previously leased the aircraft to TASCO on a non-exclusive basis, and had previously been obligated to pay certain ongoing maintenance and repair expenses.

The foregoing summary of the terms and conditions of the Lease is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated by reference into this Item 1.01.

The Lease was approved by the Audit Committee of the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Aircraft Lease Agreement between The Wendy’s Company and TASCO, LLC dated as of August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date:	August 3, 2012	By:	/s/ DANA KLEIN
Dana Klein
Senior Vice President – Corporate and Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Aircraft Lease Agreement between The Wendy’s Company and TASCO, LLC dated as of August 1, 2012.

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